CONVERTIBLE LOAN AGREEMENT

THIS AGREEMENT dated for reference the 29th day of May, 2014

BETWEEN:

ORGENESIS INC., a company incorporated under the laws of the State of Nevada, having an office at 21 Sparrow Circle, White Plains NY 10605;

(the “Borrower”)

AND:

NINE INVESTMENTS LIMITED, a company organized under the laws of Hong Kong with an office at 6th Floor St. Johns Building, 33 Garden Road, Central, Hong Kong (the “Lender”)

WITNESSES THAT WHEREAS:

A.                     The Borrower has applied to the Lender for an unsecured loan in the aggregate principal amount of €1,085,000 Euros, equivalent to $1,500,000 US dollars (the “Loan”) to be utilized by the Borrower and the Subsidiary only for the purposes described in Section 3.

B.                     The Subsidiary has applied to the DEPARTEMENT DE LA GESTION FINANCIERE DIRECTION DE L'ANALYSE FINANCIERE (“DGO6”) in Belgium for research assistance on a project of research and development of new medical technologies, manufacturing and commercialization of biotechnology and cell therapies for the treatment of diabetes to be conducted in Belgium (the “Research Project”) with a budget total of €3.127.650€ and of which DGO6 is prepared to provide a grant of 2.061.491€ (the “Grant”) under certain conditions.

C.                     The parties wish to provide for the terms and conditions upon which the Loan will be made available to the Borrower and the Subsidiary.

THEREFORE in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Lender and the Borrower warrant and represent to and covenant and agree with each other as set forth below.

1.                     DEFINITIONS; INTERPRETATION

1.1                     For the purpose of this Agreement, the following words and phrases will have meanings set forth below unless the parties or the context otherwise require(s):

(a)

“Accredited Investor” means an accredited investor as that term is defined by Regulation D promulgated under the Securities Act and /or Canadian Securities Administrators’ National Instrument 45-106 (“NI 45-106”), as applicable;

(b)	“Affiliate” has the meaning given to it in the Securities Act;

(c)	“Agreement” and “this Agreement” means this agreement and all schedules hereto as the same may be amended, modified, replaced or restated from time to time;

(d)	“Bonus Shares” means 500,000 Common Shares;

(e)

“Borrower’s Indebtedness” means all present and future indebtedness and liability, direct and indirect, of the Borrower to the Lender arising under the Loan (including, without limitation, at any point in time the principal amount outstanding under the Loan, all unpaid accrued interest thereon, liquidated damages, and all fees and costs and expenses then payable in connection therewith);

(f)	“Business Day” means any day, other than a Saturday or a Sunday, on which commercial banks in New York are required to be open for business;

(g)	“Common Shares” means fully paid non assessable shares of common stock with a par value of $0.0001 in the capital of the Borrower;

(h)	“Conversion” means the right of the Lender to convert any portion of the outstanding Loan as set out in section 8

(i)	“Conversion Price” means the sum of U.S. $0.40 per Common Share;

(j)	“DGO6” has the meaning attributed to it in Recital B to this Agreement, above;

(k)	“Event of Default” means any of the events specified in Section 11, and “Default” mean any of such events, whether or not any such requirement has been satisfied;

(l)	“GAAP” means United States generally accepted accounting principles, as utilized by the Borrower and applied on a consistent basis;

(m)	“Grant” has the meaning attributed to it in Recital B to this Agreement, above;

(n)	“Interest Payment Date” means the Maturity Date;

(o)	“Interest Rate” means eight percent (8%) per annum calculated as herein provided;

(p)

“Lien” means, with respect to any Person, any mortgage, lien, pledge, hypothecation, charge (whether fixed or floating), security interest (including, without limitation, any assignment, notice or security interest filed pursuant to applicable federal, state or other laws) or other encumbrance, or any interest or title of any vendor, lessor, or Lender to or other secured party of such Person under any conditional sale or other title retention agreement, upon or with respect to any property, asset or undertaking of such Person, including any agreement to create any of the foregoing, and whether arising under any statute, law, contract or otherwise;

(q)	“Loan” means the convertible loan of US$1,500,000 established by the Lender in favor of the Borrower pursuant to this Agreement;

(r)

“material adverse effect” in respect of the Borrower means a material adverse effect on the business, operations, affairs, financial condition, property, assets or undertakings of the Borrower or the Subsidiary;

(s)	“material” means, in respect of the Borrower, material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Borrower or the Subsidiary;

(t)	“Maturity Date” has the meaning set out in Section 5 of this Agreement;

(u)

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof;

(v)	“Research Project” has the meaning attributed to it in Recital B to this Agreement, above;

(w)	“Securities” means the Loan, the Bonus Shares and the Common Shares;

(x)	“Securities Act” means the United States Securities Act of 1933, as amended or replaced from time to time; and

(y)	“Subsidiary” means Orgenesis SPRL, a Belgian company which is a subsidiary or indirect subsidiary of the Borrower.

1.2                     All dollar figures refer to United States dollars, except where indicated to be Euros or €.

2.                     LOAN AND BONUS SHARES

2.1                     Subject to the terms and conditions of this Agreement, the Lender hereby establishes and agrees to advance the Loan to the Borrower.

2.2                     The Lender and its beneficial owner represents that if it resides in the United States or Canada, it is an Accredited Investor as that term is defined in applicable United States or Canadian securities rules, and the Borrower will provide an additional questionnaire for the Lender to fill in to determine whether the Lender qualifies as an Accredited Investor.

2.3                     The amount due and owing to the Lender will be established by the Borrower in records, which records will be prima facie evidence of the amount owed. In case of a dispute as to the amount owed to a Lender, the independent auditors of the Borrower will determine the amount owed and such determination by the independent auditors will be conclusive.

2.1                     In consideration of advancing the Loan, the Borrower will issue to the Lender 500,000 Common Shares immediately upon receipt of the Loan Proceeds (the “Bonus Shares”). Lender acknowledges that such Common Shares will be restricted shares and may be sold pursuant to Rule 144 promulgated under the Securities Act, and will contain a restrictive legend customary for such restricted shares.

3.                     PURPOSE AND AVAILABILITY OF LOAN

3.1                     The Loan will be advanced to the Borrower. The Borrower agrees to transfer the full amount of the Loan directly into a separate account (the “DGO6 Account”) of the Subsidiary for the sole purpose of the Research Project. €500,000 Euros will be advanced by the Borrower to the Subsidiary as share capital, so that the Borrower owns at least 95% of the capital of the Subsidiary. The remaining €585,000 Euros will be advanced by the Borrower to the Subsidiary as a shareholder loan. The Borrower will ensure that the Subsidiary will not inter-mingle the Loan proceeds with any other funds of the Subsidiary or the Borrower. The Loan may not be used for any purpose other than the Research Project, and before expenditures from the DGO6 Account begin for the first time, they must be pre-approved in writing by the Lender one time only. The Borrower will ensure that the Subsidiary will keep auditable records regarding every expenditure made from the DGO6 Account. The Borrower will provide to the Lender the monthly bank statement for the DGO6 Account within 5 calendar days of the end of each month.

3.2                     The Subsidiary may provide evidence to DGO6 of the amount available in the DGO6 Account. The Borrower will ensure that no funds will be expended from the DGO6 Account unless and until DGO6 has approved the Grant and has provided to the Subsidiary written notification of such approval. If such approval is not forthcoming within 90 days of advance of the Loan, the Borrower and the Subsidiary will return to the Lender the full amount of the Loan unused.

4.                     AVAILABILITY

4.1                     The Loan will be available on the day of closing of this Agreement. Closing will occur immediately upon execution of this Loan Agreement and advance of the Loan to the Borrower or its attorneys for closing.

4.2                     Funds may be wired to Borrower’s attorneys, Clark Wilson LLP as per wire instructions to be provided. In such event, Clark Wilson LLP are authorized to immediately deliver the funds to the Borrower and/or the Subsidiary. Lender acknowledges that Clark Wilson LLP acts only for the Borrower and not for the Lender in respect of this transaction.

5.                     TERM

5.1                     Subject to the provisions of Section 7, the Borrower will pay the Borrower’s Indebtedness to the Lender in full on December 31, 2014, unless sooner prepaid or accelerated upon the occurrence and during the continuance of an Event of Default (the “Maturity Date”).

6.                     INTEREST

6.1                     The outstanding principal balance of the Loan will bear interest at the Interest Rate and will be due on the Maturity Date.

6.2                     Interest at the Interest Rate will be calculated semi-annually, not in advance, as well as before maturity, default, demand and judgment.

6.3                     All overdue and unpaid interest and all fees, costs, and other amounts payable by the Borrower hereunder or under this Loan Agreement will be added to the principal balance of the Loan and will bear interest at the Interest Rate until paid in full.

7.                     REPAYMENT

7.1                     On the Maturity Date the Borrower will pay to the Lender the Borrower’s Indebtedness then outstanding in full.

7.2                     In the event the Borrower completes any equity or debt financings prior to the Maturity Date for gross proceeds in the aggregate of $400,000 or more (collectively, the “New Financing”), the Borrower will use all amounts raised in excess of $400,000 in the New Financing to repay a portion or all of the Loan, in an amount which equals the excess over $400,000. The repayment will be made immediately upon receipt by the Borrower of such proceeds of the New Financing. It should be noted that grants received by the Borrower or its subsidiaries and bridge financing from a bank to the Subsidiary which is based on the approval of the Grant by the DGO6 will not be considered New Financing for the purpose of this section.

7.3                     The Borrower will be entitled to prepay the whole or any portion of the Borrower’s Indebtedness at any time and from time to time, with one weeks’ notice.

7.4                     All amounts payable by the Borrower under this Agreement will be paid without set-off or counterclaim, and without any deductions or withholdings whatsoever.

7.5                     Subject to the provisions hereof, all payments received by the Lender on account of the Borrower’s Indebtedness will be applied first in payment of outstanding interest and secondly in reduction of the principal balance of the Loan then outstanding. If any payment is received at any time while an Event of Default remains outstanding or after demand has been made for the repayment of the Borrower’s Indebtedness, the Lender may appropriate such payment to such part or parts of the Borrower’s Indebtedness as the Lender in its sole discretion may determine and the Lender may from time to time revoke and change any such appropriation.

7.6                     The Borrower is hereby authorized to open and maintain books of account and other books and records evidencing all advances under the Loan, interest accruing thereon, fees, charges, and other amounts from time to time charged to the Borrower under this Loan Agreement. All such books, accounts, and records will constitute prima facie evidence of the amount owing by the Borrower under this Loan Agreement; but the failure to make any entry or recording in such books, accounts, and records will not limit or otherwise affect the obligations of the Borrower under this Loan Agreement. Any dispute regarding the amount outstanding will be finally determined by the auditors of the Borrower.

7.7                     Notwithstanding anything in this Agreement to the contrary, any payment of principal of or interest on the Borrower’s Indebtedness that is due on a date other than a Business Day will be made on the next succeeding Business Day. If the date for any payment on the Borrower’s Indebtedness is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will not be included in the computation of the interest payable on such Business Day.

8.                     CONVERSION TO SHARES

8.1                     The Lender may before or after the Maturity Date (or, if extended, the extended Maturity Date) by written notice (the "Notice") to the Borrower, exercise its rights of Conversion in respect of either a portion of or the total outstanding amount of the Loan and including accrued Interest as of that date into Common Shares, at a price per Common Share equal to the Conversion Price.

8.2                     ADJUSTMENT OF CONVERSION PRICE

The Conversion Price and the number of Common Shares deliverable upon the conversion of the Loan shall be subject to adjustment in the event and in the manner following:

(a)

If and whenever the Common Shares at any time outstanding shall be subdivided into a greater or consolidated into a lesser number of Common Shares, or in case of any capital reorganization or of any reclassification of the capital of the Borrower or in case of the consolidation, merger or amalgamation of the Borrower with or into any other company or of the sale of the assets of the Borrower as or substantially as an entirety or of any other company, the Conversion Price shall be decreased or increased proportionately, as the case may be, and upon any such subdivision or consolidation, the number of Common Shares deliverable upon the conversion of the Loan shall be increased or decreased proportionately, as the case may be.

(b)

In the event the Borrower issues any Common Shares or securities convertible into Common Shares at a price less than the Conversion Price (the “New Issuance Price”), the Conversion Price shall be reduced for any unpaid or unconverted Loan amount to the New Issuance Price.

(c)

The adjustments provided for in this Section are cumulative and will become effective immediately after the record date for, or, if no record date is fixed, the effective date, of the event which results in such adjustments.

8.3                     Within seven (7) days of Notice by a Lender exercising its rights of Conversion hereunder, the Borrower shall deliver a Share Certificate to the Lender representing the number of Common Shares acquired by the Lender pursuant to the calculation set out in subparagraph 8.1 of this Agreement.

8.4                     Lender acknowledges that any Common Shares issued on conversion of the Loan will be restricted shares and may be sold pursuant to Rule 144 promulgated under the Securities Act, and will contain a restrictive legend customary for such restricted shares.

9.                     REPRESENTATIONS AND WARRANTIES

9.1                     The Borrower represents and warrants as follows:

(a)	it is a corporation duly organized, validly existing and in good standing under the laws of Nevada;

(b)

it has the corporate power and capacity to carry on business as currently conducted by it, own property or interests therein, borrow and lend money, grant security, make, keep, observe and perform representations, warranties, covenants and agreements and incur obligations and liabilities, all as contemplated hereby;

(c)

there is no action, suit, investigation or proceeding outstanding or pending or, to the knowledge of the Borrower, threatened against it or any of its property, assets or undertakings by or before any court, arbitrator or administrative or governmental body which would reasonably be expected to have a material adverse effect;

(d)	all material information regarding the Borrower is disclosed by the Borrower on EDGAR, and such public information contains no material misstatements and is up to date;

(e)

it has not agreed or consented to, nor has it agreed to cause or permit in the future (upon the happening of a contingency or otherwise), any of its property, whether now owned or hereafter acquired, to be subject to a Lien; and

(f)

the execution and delivery by it of this Agreement and the Security Documents and the performance by it of its obligations hereunder and thereunder, do not and will not conflict with or result in a material breach of any of the terms, conditions, or provisions of:

	(i)	its organizational documents,

	(ii)	any law, regulation, or decree applicable or binding on it or any of its property, assets and undertaking, or

(iii)

any material agreement or instrument binding to which it or any of its property assets or undertakings is a party or bound, the breach of which could reasonably be expected to have a material adverse effect or result in, or require or permit the imposition of any Lien in or with respect to the property, assets and undertakings now owned or hereafter acquired by it.

10.                     COVENANTS

10.1                     The Borrower will:

(a)	comply with all applicable laws, ordinances or governmental rules or regulations to which it or any of its property, assets and undertaking are subject;

(b)

obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its property, assets and undertakings or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such applicable laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a material adverse effect; and

(c)

maintain and keep, or cause to be maintained and kept, its property, assets and undertakings in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on by it may be properly conducted at all times, provided that this section will not prevent the Borrower from discontinuing the operation and the maintenance of any of its property, assets and undertakings if such discontinuance is desirable in the conduct of its business and such the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

10.2                     So long as this Agreement remains in effect, the Borrower will not, without the prior written consent of the Lender, which consent will not be unreasonably withheld:

(a)	materially alter any of its organizational documents or its corporate organization;

(b)	amalgamate, consolidate or merge with any other Person;

(c)	redeem any of its redeemable shares, if any such redeemable shares exist;

(d)	incur any further indebtedness of either a direct or indirect nature to any party except in the normal course of business;

(g)	make any advances or loan to, or any investment in, or provide any guarantees on behalf of, any Person, other than in the ordinary course;

(h)

become a party to any transaction whereby all or a substantial part of its property assets and undertakings or of any of its subsidiaries would become the property of any other Person, whether by way of reconstruction, reorganization, amalgamation, merger, transfer, sale, lease or otherwise, except in the ordinary course;

(i)	in any fiscal year of the Borrower or any of its subsidiaries, pay dividends on any class or kind of its shares, repurchase or redeem any of its shares, or reduce its capital in any way whatsoever.

10.3                     So long as the Loan remains outstanding, the Borrower will provide the Lender with the following information:

(a)	within 30 days of each calendar month end, management prepared monthly financial statements which will include a balance sheet and a cash flow statement for the Borrower; and

(b)

at the written request of the Lender, such other reports, certificates, projections of income and cash flow or other matters affecting its business affairs or financial condition as the Lender may reasonably request from time to time.

11.                     EVENTS OF DEFAULT

11.1                     Notwithstanding and without prejudice to the Maturity Date, at the option of the Lender, the Borrower’s Indebtedness will immediately become due and payable and this Agreement will become enforceable upon the happening of any one or more of the following events:

(a)	If DGO6 does not approve the Grant in writing within 90 days of advance of the Loan;

(b)	if the Borrower or the Subsidiary:

(i)

fails to make any payment of principal, interest, or other money payable by it hereunder or under this Agreement when the same becomes due hereunder or thereunder which failure continues unremediated for more than Five (5) days,

(ii)

fails to observe or perform any covenant contained in this Agreement and upon notice by the Lender, the Borrower fails to cure the same within Thirty (30) days of the Borrower’s receipt of such notice, or

(iii) completes a debt financing or other financing which is not comprised solely of Common Shares and/or warrants to purchase additional Common Shares without the prior written consent of the Lender;

(c)	if any representation or warranty given by or on behalf of the Borrower is untrue in any material respect;

(d)	if an order is made or a resolution is passed for the winding-up of the Borrower, or if a petition is filed for the winding-up of the Borrower;

(e)

if the Borrower or the Subsidiary commits or threatens to commit any act of bankruptcy; becomes insolvent; or makes an assignment or proposal under applicable law in any jurisdiction, a general assignment in favour of its creditors, or a bulk sale of its assets; or if a bankruptcy petition is filed or presented against the Borrower which the Borrower does not vigorously oppose;

(f)	if a receiver, receiver and manager, or receiver-manager, or any person with like powers, is appointed for all or any of the property, assets and undertakings of the Borrower;

(g)	if the Borrower or the Subsidiary ceases to carry on any material aspect of its business;

(h)

if the holder of any Lien against the property, assets and undertakings of the Borrower, any subsidiary of the Borrower, does anything to enforce or realize on such Lien, and if, in the reasonable opinion of the Lender, such enforcement or realization would have a material adverse effect on the Borrower’s ability to repay the Borrower’s Indebtedness;

(i)

if, without the prior written consent of the Lender and outside of the ordinary course of its business, the Borrower transfers its property, assets or undertakings or any material part thereof to any other Person;

(j)

if any execution, sequestration, extent, or any other process of any kind is levied upon or enforced against any part of the property, assets or undertakings of the Borrower, the Subsidiary, any other subsidiary of the Borrower and remains unsatisfied for a period of thirty (30) days as to personal property, unless such process is disputed in good faith and, in the reasonable opinion of the Lender, does not jeopardize or impair the Loan repayment in any material way; and

(k)

if a distress or analogous process is levied upon the any of the property, assets or undertakings of the Borrower, any subsidiary of the Borrower, or any part thereof, unless the process is disputed in good faith and adequate security is given to pay the amount claimed in full.

12.                     SECURITIES ISSUED

12.1                     The Lender represents and warrants to, and covenants and agrees with the Borrower that:

(a)	the Lender is not a U.S. Person, as that term is defined in Regulation S promulgated by the Securities and Exchange Commission;

(b)

the Lender makes the Loan to the Borrower and acquires the Loan, the Bonus Shares and the Conversion right in reliance upon the exemption from registration provided either by Section 506 of Regulation D of the Securities Act or as an offshore investor under Regulation S;

(c)

the Lender has consulted with its own securities advisor as to its eligibility to acquire the Securities under the laws of its home jurisdiction and acknowledges that the Borrower has made no effort and takes no responsibility for the consequences to the Lender as a foreign investor acquiring the Securities;

(d)

no governmental agency has passed upon, or make any finding or determination as to the fairness of this investment, and that there have been no governmental agency recommendations or endorsements of the investment made hereunder;

(e)	the Lender acknowledges that:

	(i)	there are substantial restrictions on the sale or transferability of any Securities and the Lender is purchasing unregistered securities;

	(ii)	although the Borrower’s Common Shares are currently listed for trading on the OTCQB, there are substantial risks respecting the trading market;

	(iii)	there has been no general solicitation by the Borrower respecting the Loan and the Securities; and

	(iv)	the Lender has made its decision to acquire the Securities based solely on the information filed by the Borrower on EDGAR.

(f)

the Lender has received all information and documentation and has asked all questions of Borrower representatives that it or its advisor deems necessary or desirable so that it can make an informed decision regarding the investment made hereunder;

(g)	the Lender, alone or with its advisor, has enough knowledge and experience in financial and business matters to make it capable of evaluating the merits and risks of investing in the Borrower.

12.2                     The Lender makes the Loan to the Borrower and acquires the Conversion right and Bonus Shares as principal for its own account and not for the benefit of any other person.

13.                     SECURITIES EXEMPTION

13.1                     The Lender acknowledge that any Securities issued pursuant hereto will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

THE SECURITIES THAT MAY BE ISSUED UPON CONVERSION OF THE LOAN AND THE BONUS SHARES HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR ANY U.S. STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

13.2                     Each certificate representing the Securities of the Lender shall bear a restrictive legend respecting resale as required under Securities and Exchange Commission and other applicable laws.

14.                     WAIVER

14.1                     The Lender may waive any breach by the Borrower of any of the provisions contained in this Agreement or any default by the Borrower in the observance or performance of any covenant or condition required to be observed or performed by the Borrower under the terms of this Agreement, but any waiver by the Lender of such breach or default, or any failure to take any action to enforce its rights hereunder or under this Agreement will not extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

15.                     MISCELLANEOUS

15.1                     Each of the parties hereto will forthwith at all times, and from time to time, at the Borrower’s sole cost and expense, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, documents and assurances which, in the opinion of a Lender, acting reasonably, are necessary or advisable for the better accomplishing and effecting of the intent of this Agreement.

15.2                     Neither this Agreement nor any benefits hereunder may be transferred, assigned or otherwise disposed of by the Borrower to any Person without the prior written consent of the Lender. 15.3 No amendment, waiver or modification of, or agreement collateral to, this Agreement will be enforceable against the Lender unless it is by a formal instrument in writing expressed to be a modification of this Agreement, and executed in the same fashion as this Agreement.

15.4                     All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto will bind and enure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not; provided, however, that the Borrower may not assign its rights or obligations hereunder to any Person.

15.5                     Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada or the United States, as the case may be, the notice to the following address or number:

(a)	If to the Borrower:

ORGENESIS INC.
21 Sparrow Circle,
White Plains NY 10605

Attention: Vered Caplan email: vered.c@orgenesis.com

with a copy to (which does not constitute notice):

CLARK WILSON LLP
800 – 885 West Georgia Street
Vancouver, BC V6C 3H1 Canada

Attention: Bernard Pinsky Facsimile No.: (604) 687-6314 email: bip@cwilson.com

(b)	If to the Lender:

NINE INVESTMENTS LIMITED
6th Floor, St. Johns Building
33 Garden Road Central Hong Kong

Attention:	Eliza Wu and Kirsten Yau
email:	Eliza.wu@orangefield.com
Kirsten.yau@orangefield.com

(or to such other address or number as any party may specify by notice in writing to another party).

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

15.6                     This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by the laws of the State of Nevada and applicable federal laws thereto. The Lender and the Borrower hereby attorn to the courts of competent jurisdiction located in the City of Las Vegas, State of Nevada, in any proceedings hereunder.

15.7                     The Lender acknowledges that it has consulted with and is represented by legal counsel which is independent of Borrower’s counsel, Clark Wilson LLP.

15.8                     This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed by delivery of executed signature pages by fax or other form of electronic transmission and such transmission will be effective for all purposes.

15.9                     This Agreement, the schedules attached hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence is expressly superseded and terminated by this Agreement.

15.10                    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized on the 29th day of May, 2014.

ORGENESIS INC.

Per: “Signed”
Authorized Signatory

NINE INVESTMENTS LIMITED

Per: “Signed”
Authorized Signatory